AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                      effective September 1, 1983, between

                    CENTURY LIFE OF AMERICA of Waverly, Iowa,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. On and after the first day of September, 1983, paragraph 7 of the "REINSURANCE COVERAGE" article of the Agreement shall be replaced with the following:

     "Life and Disability reinsurance under any one policy shall be terminated at the end of the year preceding the first year for which the amount at risk on the policy is less than $2,500, provided that the reinsurance has been in force for at least five (5) years before it is so terminated; Accidental Death reinsurance shall not be so terminated. The amount of reinsurance under this Agreement shall otherwise be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on the life remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles."

     2. On and after the first day of September, 1983, the "MISCELLANEOUS" article shall be added to the Agreement and shall read as follows:

     "MISCELLANEOUS
     --------------

         1. This Agreement represents the entire agreement between the REINSURED and LINCOLN and supercedes, with respect to its subject matter, any prior oral or written agreements between the parties.

         2. No modification of any provision of this Agreement shall be effective unless set forth in a written amendment to this Agreement which is executed by both parties.

         3. A waiver shall constitute a waiver only with respect to the particular circumstances for which it is given and not a waiver of any future circumstance."

     3. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.
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         IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CENTURY LIFE OF AMERICA

Signed at /s/ Waverly, Iowa
          ---------------------------

By /s/ Robert M. Buckingham                   By /s/ Barbara L. Hanson
   ----------------------------------            -------------------------------

Title Vice President                          Title Secretary
      -------------------------------               ----------------------------

Date June 14, 1994                            Date June 14, 1994
     -------------------------------               ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort wayne, Indiana

By /s/ Neal Arnold                            By /s/ Signature
   -------------------------------               ----------------------------
       Second Vice President                          Assistant Secretary

Date 6/22/94                                  Date 6/20/94
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